UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDED CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-201017	38-3917371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street, Harrisburg, PA	17110
(Address of principal executive offices)	(Zip Code)

(717) 827-4042

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CURRENT REPORT ON FORM 8-K/A

Explanatory Note

Riverview Financial Corporation (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission (the “Commission”) on January 29, 2018.    This Form 8-K/A is being filed in order to update the amount of the previously reported reduction in the value of the Company’s deferred tax asset that is expected due to the reduction in corporate tax rates under the Tax Cuts and Jobs Act.

ITEM 8.01	Other Events

On December 22, 2017, the President signed into law the Tax Cuts and Jobs Act (the “Act”). The Act amends the Internal Revenue Code to reduce tax rates and modify policies, credits, and deductions for individuals and business. For businesses, the Act reduces the corporate federal tax rate from a maximum rate of 35% to a flat rate of 21%. The rate reduction took effect January 1, 2018.

Under generally accepted accounting principles, the Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. As a result of the reduction in the corporate income tax rate to 21%, the Company reduced its deferred tax asset by recording an adjustment in tax expense of $3.9 million during the quarter ended December 31, 2017. The impact of this action to the Company’s earnings per common share during the quarter is estimated to be a reduction of approximately $0.43 per share. The Company expects to recapture the $3.9 million charge in future periods through the benefit derived from the reduction of the corporate tax rate to 21%.

Riverview Financial Corporation is the parent company of Riverview Bank and its operating divisions Halifax Bank, Marysville Bank, Citizens Neighborhood Bank, CBT Bank, Riverview Wealth Management and CBT Financial and Trust Management. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 30 community banking offices and three limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Wealth Management and Trust divisions, with assets under management exceeding $350 million, provide trust and investment advisory services to the general public. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the OTCQX Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: MEDIA/INVESTORS, Scott A. Seasock 717.827.4039 or sseasock@riverviewbankpa.com

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may”, “will”, “believe”, “expect”, “estimate”, “anticipate”, “continue”, or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including compliance costs and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: February 23, 2018	/s/ Kirk D. Fox
Kirk D. Fox
Chief Executive Officer